Shareholder Meeting Results



Registrant incorporates by reference
 to its Proxy Statement filed on January 4, 2008
 (SEC Accession No.
0001193125-08-001712).
A Special Meeting of Shareholders of DWS High
Income Fund (the "Fund") was held on March 31,
 2008, at
the offices of Deutsche Asset Management, 345 Park
 Avenue, New York, NY 10154. The following matters
were voted upon by the shareholders of said Fund (the
 resulting votes presented below):
1.	Election of the Board of Trustees of the Fund


Number of Votes:
Trustee
For
Withheld
John W. Ballentine
248,580,980.5415
8,447,697.6771
Henry P. Becton, Jr.
248,352,814.8838
8,675,863.3348
Dawn-Marie Driscoll
248,294,700.5695
8,733,977.6491
Keith R. Fox
248,411,708.6376
8,616,969.5810
Paul K. Freeman
248,608,157.5977
8,420,520.6209
Kenneth C. Froewiss
248,592,544.3788
8,436,133.8398
Richard J. Herring
248,539,461.5258
8,489,216.6928
William McClayton
248,339,289.8159
8,689,388.4027
Rebecca W. Rimel
248,346,554.2417
8,682,123.9769
William N. Searcy, Jr.
248,481,527.0129
8,547,151.2057
Jean Gleason Stromberg
248,489,140.7382
8,539,537.4804
Robert H. Wadsworth
248,491,758.8182
8,536,919.4004
Axel Schwarzer
248,504,376.4489
8,524,301.7697

2.	Approval of an Amended and Restated
 Investment Management Agreement

Number of Votes:
For
Against
Abstain
181,745,551.0384
10,414,811.3221
13,049,790.8581

3.	Approval of a Subadvisor Approval Policy

Number of Votes:
For
Against
Abstain
184,492,588.3224
7,256,779.6823
13,460,785.2139

4.	Approval of a Revised Fundamental
Investment Policy Regarding Commodities

Number of Votes:
For
Against
Abstain
184,289,409.1687
7,262,829.9662
13,657,914.0837

The Special Meeting of Shareholders was
reconvened on May 1, 2008, at which time the following matter was voted upon by the shareholders
 (the resulting votes are presented below):

5.	Approval of an Amended and Restated
 Declaration of Trust

Number of Votes:
For
Against
Abstain
186,373,673.7018
6,864,970.7631
13,649,203.4076





Z:\Electronic Working Files\NSAR\2008\03-31-08\DWS
High Income Series (semi)\03-Exhibits\Item 77C
DWS High Income Fund.doc